Exhibit 99.1

WebMediaBrands Announces Acquisition of Inside Network and its Social Media Research and Data Services, News Publications, and Industry Conferences

New York, NY - May 12, 2011 - WebMediaBrands Inc., (Nasdaq: WEBM) today announced that it has acquired all of the shares of Inside Network Inc. of Palo Alto, California. Inside Network publishes the well-known blogs Inside Facebook, Inside Social Games and Inside Mobile Apps; industry-leading research services focused on the Facebook platform and social gaming ecosystem including Inside Facebook Gold, Inside Virtual Goods and Facebook Marketing Bible; AppData, a service used by developers, investors, marketers, and analysts interested in tracking application, or app, traffic on social platforms; and trade shows such as Inside Social Apps. Justin Smith, founder of the Inside Network, will continue to operate the business and will become WebMediaBrands’ Vice President, Social Media and a member of its board of directors. Terms for the transaction included payment of $7.5 million in cash and 4,183,130 shares of the common stock of WebMediaBrands. WebMediaBrands expects that this acquisition will be immediately accretive to its earnings and cash flows..

"Inside Network Inc. is a leader in covering the Facebook and social gaming ecosystem through reporting, research, and events," stated Alan M. Meckler, Chairman and CEO of WebMediaBrands. "When combined with our leading social media blogs such as AllFacebook, SocialTimes, and AllTwitter, I believe that WebMediaBrands is now the leading source of news and information about Facebook, social gaming, Twitter, and social media. We plan to move aggressively with initiatives designed to grow our combined editorial, research, and events operations, as well as dramatically augment our online education coverage of social media and our job board presence in the social media arena," added Meckler.

"WebMediaBrands has created a powerful platform for delivering news, research, education, and events to the social media industry," said Justin Smith, Founder and CEO of Inside Network. "Since our founding, Inside Network has always focused on providing the highest quality information, research, data, and events for the social app ecosystem. Combining our efforts should naturally enable us to move even faster to deliver products and services to this rapidly growing industry in multiple areas, including industry news and research, conferences and events, and job listings for the social and mobile application ecosystems."

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM) (http://www.webmediabrands.com), headquartered in New York, NY, is a leading Internet media company that provides content, education, and career services to media and creative professionals through a portfolio of vertical online properties, communities, and trade shows. The Company's online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, sports news, advertising, public relations, publishing, design, mobile, and the Semantic Web; and (ii) AllCreativeWorld.com, a leading network of online properties providing content, education, community, career, and other resources for creative and design professionals. The Company's online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos and premium membership services. The Company's trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company's online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: risks associated with acquisitions, including integration of operations; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands's future revenues, expenses, cash flows and stock prices.For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

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For information about WebMediaBrands contact:

Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com